Exhibit 10.7

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of the eighth day of July, 2016, by and among Claros Mortgage Trust, Inc., a Maryland corporation (“CMTG”), and CMTG Investor, L.P., a Delaware limited partnership (the “Investor”).

RECITALS

WHEREAS, CMTG and the Investor are parties to the Subscription Agreement dated as of June 8, 2016 (the “Subscription Agreement”);

WHEREAS, CMTG and the Investor entered into that certain Registration Rights Agreement, dated as of June 8, 2016 (the “ Original Registration Rights Agreement”);

WHEREAS, CMTG and the Investor desire to amend and restate the Original Registration Rights Agreement; and

WHEREAS, CMTG and the Investor hereby agree that this Agreement shall govern the rights of the Investor to cause CMTG to register shares of Common Stock issuable to the Investor;

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2 “Business Day” shall have the meaning set forth in Rule 14d-1(g) under the Exchange Act, provided that such term shall exclude any national holiday in China.

1.3 “Common Stock” means shares of common stock, par value $0.01 per share, of CMTG or any capital stock of CMTG or any such successor into which such common stock is reclassified or reconstituted.

1.4 “Damages” means any loss, damage, claim, penalty, judgment, suit, cost, expense or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of CMTG, including any preliminary prospectus, Issuer Free Writing Prospectus or final prospectus contained therein or any amendments or supplements thereto, or any document incorporated by reference therein; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6 “FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor thereto.

1.7 “Form S-3” means Form S-3 under the Securities Act or any successor form thereto.

1.8 “Holder” means the Investor and any of its Affiliates or transferees holding Registrable Securities who becomes party to this Agreement in accordance with Section 3.1.

1.9 “Issuer Free Writing Prospectus” means an “Issuer Free Writing Prospectus,” as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

1.10 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.11 “Registrable Securities” means (i) all shares of Common Stock purchased by the Investor or its Affiliate under the Subscription Agreement, (ii) any shares of Common Stock, or any shares of Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other Securities of CMTG, acquired by the Holders after the date hereof and (iii) any Securities into which the Common Stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of CMTG held by a Holder (whether now held or hereafter acquired, and including any such Securities received by a Holder upon the conversion or exchange of, or pursuant to such a transaction with respect to, other Securities held by such Holder); excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 3.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.7 of this Agreement.

1.12 “Registration Expenses” means any and all expenses incurred in connection with the performance or compliance with this Agreement, excluding Selling Expenses, but including, without limitation:

(a) all SEC or stock exchange registration and filing fees;

(b) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto;

(c) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange;

(d) the reasonable fees and disbursements of counsel for CMTG and of its independent public accountants;

(e) the reasonable fees and out-of-pocket expenses of not more than one law firm for the Holders in connection with the registration (“Selling Holder Counsel”);

(f) internal or external management expenses of CMTG (including, all salaries and expenses of its officers and employees performing legal or accounting duties); and

(g) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering.

1.13 “Sale of CMTG” means (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of CMTG shares representing more than fifty percent (50%) of the outstanding voting power of CMTG; (b) a merger or consolidation in which (i) CMTG is a constituent party or (ii) a subsidiary of CMTG is a constituent party and CMTG issues shares of its capital stock pursuant to such merger or consolidation, in each case except any such merger or consolidation involving CMTG or a subsidiary in which the shares of capital stock of CMTG outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (c) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by CMTG or any subsidiary of CMTG of all or substantially all the assets of CMTG and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of CMTG if substantially all of the assets of CMTG and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of CMTG.

1.14 “SEC” means the Securities and Exchange Commission.

1.15 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.16 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.17 “Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

1.18 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.19 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder other than the Selling Holder Counsel.

1.20 “Underwriter” means, with respect any Underwritten Offering, a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities.

1.21 “Underwritten Offering” means a public offering of Securities registered under the Securities Act in which an Underwriter participates in the distribution of such Securities, including on a firm commitment basis for reoffer and resale to the public, including any such offering that is a “bought deal” or a block trade.

2. Registration Rights. CMTG covenants and agrees as follows:

2.1 Shelf Registration; Demand Registrations.

(a) As soon as practicable following the date on which CMTG first becomes eligible to use a Form S-3 registration statement, but in no event later than thirty (30) days after such date, CMTG agrees to use its best efforts to file with the SEC a registration statement on Form S-3 covering the resale at any time or from time to time of all Registrable Securities pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC (the “Shelf Registration Statement”).

(i) Subject to Section 2.1(c), CMTG shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as practicable thereafter. The Shelf Registration Statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holders may from time to time notify CMTG.

(ii) CMTG shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective for the period beginning on the date on which the Shelf Registration Statement is declared effective and ending on the date that all of the Registrable Securities registered under the Shelf Registration Statement cease to be Registrable Securities. During the period that the Shelf Registration Statement is effective, CMTG shall supplement or make amendments to the Shelf Registration Statement, if required by the Securities Act or if reasonably requested by the Holders (whether or not required by the form on which the securities are being registered), including to reflect any specific plan of distribution or method of sale, and shall use commercially reasonable efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

(b) If, at any time beginning when CMTG first meets the Registrant Requirement set forth in General Instruction I.A.3.(a) of Form S-3 and while there still remain Registrable Securities, CMTG is no longer eligible to use Form S-3 or, notwithstanding its obligations under Subsection 2.1(a), otherwise ceases to maintain an effective Shelf Registration Statement, CMTG receives a request from one or more Holders (the “Demand Party”) that CMTG file a registration statement on an appropriate form which CMTG is then eligible to use, with respect to outstanding Registrable Securities, then CMTG shall (i) promptly give written notice of such requested registration to the other Holders and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Demand Party, file a registration statement on an appropriate form which CMTG is then eligible to use under the Securities Act covering the resale at any time or from time to time, pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC, of all Registrable Securities requested to be included in such registration by the Demand Party, as specified in its request to CMTG (a “Demand Registration Statement”), and the other Holders that have requested that their Registrable Securities be included in such registration within ten (10) days after receiving the notice from CMTG in clause (i) above, in each case subject to the limitations of Subsection 2.1(c). The Demand Party shall have the right to promptly notify CMTG that the Demand Party has determined that the Demand Registration

Statement be abandoned or withdrawn, in which event CMTG, after receipt of reasonable notice from the Demand Party of such request, shall use its best efforts to effect or cause the abandonment or withdrawal of such registration. The Company shall not be required to file more than two (2) Demand Registration Statements in any twelve (12) month period or four (4) Demand Registration Statements in the aggregate. A request that does not result in an effective Registration Statement under the Securities Act shall not be counted as a utilized request for purposes of the limits in the preceding sentence.

(c) (i) Notwithstanding the foregoing obligations, if CMTG furnishes to the requesting Holder or Holders a certificate signed by CMTG’s chief executive officer stating that in the good faith judgment of CMTG’s Board of Directors it would be materially detrimental to CMTG and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, or to allow the Holders to sell securities pursuant to the registration statement or similar document under the Securities Act filed pursuant to this Section 2, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving CMTG or an underwritten primary offering of CMTG’s Securities; (ii) based on the reasonable advice of CMTG’s counsel, require premature disclosure of material non-public information that CMTG has a bona fide business purpose for preserving as confidential; (iii) be impractical due to the consummation or probable consummation of any business combination by the Company for purposes of Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X under the Securities Act; or (iv) render CMTG unable to comply with requirements under the Securities Act or Exchange Act, then CMTG shall have the right to defer taking action with respect to such filing, or to require the Holders not to sell securities pursuant to such registration statement or other document or otherwise suspend the use of effectiveness of such registration statement or other document, for a period of not more than sixty (60) days (a “Black-Out Period”) after the request of the Holders is given; provided, however, that CMTG may not invoke this right more than once in any twelve (12) month period; and provided further that CMTG shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period.

(ii) In the event of any suspension pursuant to this Section 2.1(c), CMTG shall use its reasonable best efforts to keep the Holders apprised of the estimated length of the anticipated delay and such information shall be kept confidential and used by the Holders solely for purposes of planning in connection with the exercise of their rights hereunder. CMTG will notify the Holders promptly upon the termination of the Black-Out Period. Upon notice by CMTG to the Holders of any determination to commence a Black-Out Period, the Holders shall, except as required by applicable law, including any disclosure obligations under Section 13 of the Exchange Act, keep the fact of any such Black-Out Period strictly confidential, and during any Black-Out Period, promptly halt any offer, sale, trading or transfer of any Common Stock for the duration of the Black-Out Period under the applicable Demand Registration Statement or Shelf Registration Statement until CMTG has provided notice to the Holders that the Black-Out Period has been terminated.

(iii) After the expiration of any Black-Out Period and without any further request from any Holder, CMTG shall, as promptly as reasonably practicable, prepare a registration statement or post-effective amendment or supplement to the applicable Demand Registration Statement, Shelf Registration Statement or prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include a material misstatement or omission or be not effective and useable for resale of Registrable Securities.

2.2 Obligations of CMTG. Whenever required under this Section 2 to effect the registration of any Registrable Securities, CMTG shall, as expeditiously as possible:

(a) Promptly prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus, or any amendments or supplements thereto, CMTG shall (i) furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, (ii) fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the sellers of Registrable Securities being sold may request, and (iii) make such of the representatives of the Company as shall be reasonably requested by the sellers of the Registrable Securities being sold available for discussion of such documents;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement; provided that before filing any amendments or supplements to such registration statement or prospectus, CMTG will (i) furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, (ii) fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the sellers of Registrable Securities being sold may request, and (iii) make such of the representatives of CMTG as shall be reasonably requested by the sellers of the Registrable Securities being sold available for discussion of such documents;

(c) furnish to the selling Holders such numbers of copies of such registration statement and of each amendment and supplement thereto, the prospectus included in such registration statement, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that CMTG shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless CMTG is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event the parties agree to commence an Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Underwriter(s) of such offering;

(f) use its reasonable best efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by CMTG are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any Underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such Underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of CMTG, and cause CMTG’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, Underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after CMTG receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that CMTG amend or supplement such registration statement or prospectus;

(k) in the event the parties agree to commence an Underwritten Offering, obtain a “cold comfort” letter or letters from CMTG’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the Holders shall reasonably request;

(l) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of CMTG’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, as promptly as practicable, prepare and file with the appropriate authorities in the applicable jurisdictions, and furnish to such seller, a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter filed and delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(m) notify counsel for the Holders of Registrable Securities included in such registration statement and the managing Underwriter or agent (if any), immediately, and confirm the notice in writing: (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to any prospectus shall have been filed; (ii) of the receipt of any comments from the SEC; (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information; and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(n) provide each Holder of Registrable Securities included in such registration statement reasonable opportunity to comment on the registration statement, any post-effective amendments to the registration statement, any supplement to the prospectus or any amendment to any prospectus;

(o) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(p) if requested by the managing Underwriter or agent (if any) or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing Underwriter or agent (if any) or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such Underwriter or agent, the purchase price being paid therefor by such Underwriter or agent and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(q) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing Underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Securities to be sold under the registration statement, and enable such Securities to be in such denominations and registered in such names as the managing Underwriter or agent, if any, or the Holders may request;

(r) in the event the parties agree to commence an Underwritten Offering, use its best efforts to make available the executive officers of CMTG to participate with the Holders of Registrable Securities and any Underwriters in any “road shows” that may be reasonably requested by the Holders in connection with distribution of Registrable Securities;

(s) in the event the parties agree to commence an Underwritten Offering, obtain for delivery to the Holders of Registrable Securities being registered and to the Underwriter or agent an opinion or opinions from counsel for CMTG in customary form and in form, substance and scope reasonably satisfactory to such Holders, Underwriters or agents and their counsel; and

(t) in the event the parties agree to commence an Underwritten Offering, cooperate with each seller of Registrable Securities and each Underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

2.3 Furnish Information. It shall be a condition precedent to the obligations of CMTG to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to CMTG such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.4 Expenses of Registration. All Registration Expenses shall be borne and paid by CMTG; provided, however, that CMTG shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1(b) if the registration request is subsequently withdrawn at the request of the initiating Holders (in which case the initiating Holders shall bear such expenses), unless the Holders agree to forfeit their right to one registration pursuant to Subsection 2.1(b); provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of CMTG from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then CMTG shall be required to pay all Registration Expenses in connection with such registration, and the Holder shall not forfeit their right to one registration pursuant to Subsection 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders.

2.5 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the fullest extent permitted by law, CMTG will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, Affiliates and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and CMTG will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.5(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of CMTG, which consent shall not be unreasonably withheld, nor shall CMTG be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless CMTG, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls CMTG within the meaning of the Securities Act, legal counsel and accountants for CMTG, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Subsection 2.5(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.5(b) and 2.5(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.5 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.5, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.5, except to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.5.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.5, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the net proceeds received by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.5(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.5(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) The obligations of CMTG and Holders under this Subsection 2.5 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.6 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of CMTG to the public without registration or pursuant to a registration on Form S-3, CMTG shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by CMTG for its initial public offering;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of CMTG under the Securities Act and the Exchange Act (at any time after CMTG has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by CMTG that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by CMTG for its initial public offering), the Securities Act, and the Exchange Act (at any time after CMTG has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after CMTG so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after CMTG has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after CMTG so qualifies to use such form).

2.7 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 shall terminate upon the earliest to occur of (i) a Sale of CMTG and (ii) such time as all Registrable Securities may be freely sold without regard to the volume, reporting requirements or other limitations under Rule 144 during a three-month period without registration.

2.8 Additional Rights. In the event CMTG engages in a merger or consolidation in which the shares of Common Stock are converted into Securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to the Holders by the issuer of such Securities. To the extent such new issuer, or any other company acquired by CMTG in a merger or consolidation, was bound by registration rights that would conflict with the provisions of this Agreement, CMTG will use its reasonable best efforts to modify any such “inherited” registration rights so as not to interfere in any material respects with the rights provided under this Agreement, unless otherwise agreed by Holders then holding a majority of Registrable Securities.

2.9 Subsequent Registration Rights. To the extent that CMTG, on or after the date hereof, grants any superior or more favorable rights or terms to any Person with respect to the rights granted hereunder and terms provided herein than those provided to the Holders of Registrable Securities as set forth herein, any such superior or more favorable rights or terms shall also be deemed to have been granted simultaneously to the Holders of Registrable Securities, and CMTG shall promptly prepare and execute such documents to reflect and provide such Holders with the benefit of such superior or more favorable rights and/or terms with respect to their Registrable Securities.

3. Miscellaneous.

3.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by the Investor to a transferee of Registrable Securities; provided, however, that (x) CMTG is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to CMTG to be bound by and subject to the terms and conditions of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law; Consent of Jurisdiction; Waiver of July Trial.

(a) THIS AGREEMENT IS MADE PURSUANT TO AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT IS EXECUTED OR THE LOCATION OF ANY OFFICE, VENTURE OR OPERATION OF ANY PARTY HERETO. ANY ACTION OR PROCEEDING RELATING IN ANY RESPECT TO THIS AGREEMENT MUST BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO LAYING THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b) THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM RELATING IN ANY RESPECT TO THIS AGREEMENT.

(c) EACH PARTY HEREBY AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED ON SUCH PARTY IN THE SAME MANNER AS NOTICES ARE GIVEN PURSUANT TO SECTION 3.6 HEREOF.

3.3 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

3.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles (including attachments to e-mails in Portable Document Format (“PDF”)) shall have the same binding force as originals.

3.5 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6 Notices.

(a) All notices or other communications that the parties hereto may desire or be required to have or give hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered (with receipt thereof acknowledged in writing); (ii) sent by facsimile, receipt confirmed; (iii) mailed by pre-paid certified mail, return receipt requested; or (iv) sent by reputable overnight courier (receipt confirmed).

(b) All notices or other communications shall:

(i) Be sent to CMTG at:

Claros Mortgage Trust, Inc.

c/o Mack Real Estate Group

60 Columbus Circle, 20th Floor

New York, NY 10023

Attention: General Counsel

Email: [***]

or another address notified to the Investor from time to time, with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626-1925

Attn: William Cernius, Esq.

Fax: [***]

Email: [***]

(ii) Be sent to the Investor at:

CMTG Investor, L.P.

c/o Teacher Retirement System of Texas

1000 Red River Street

Austin, TX 78701-2698

Attn: Michael Aluko, Assistant General Counsel

Fax: [***]

Email: [***]

Almanac Realty Investors, LLC

1140 Avenue of the Americas

New York, NY 10036

U.S.A.

Attention: Andrew M. Silberstein

Email: [***]

Attention: David K. Haltiner

Email: [***]

Facsimile: [***]

and

Duval & Stachenfeld LLP

555 Madison Avenue, 6th Floor

New York, NY 10022

U.S.A.

Attention: Terri L. Adler, Esq. and File Manager (3635.0001)

Email: [***]

Facsimile: [***]

or another address notified to CMTG from time to time, with copies (which shall not constitute notice) to each of :

Jackson Walker L.L.P

100 Congress Ave., Suite 1100

Austin, Texas 78701

Attn: Philip C. Svahn, Esq.

Email: [***]

Almanac Realty Investors, LLC

1140 Avenue of the Americas

New York, NY 10036

U.S.A.

Attention: Andrew M. Silberstein

Email: [***]

Attention: David K. Haltiner

Email: [***]

Facsimile: [***]

and

(iii) Be deemed to have been validly given on the date of receipt, if delivered personally or by facsimile, on the first Business Day after being sent by a reputable overnight courier service and on the fifth Business Day after being posted.

(c) Any notice required hereunder need not be prior notice unless expressly so specified. Any notice period specified herein shall end on the close of business on the day that is the prescribed number of days following the first day of the relevant period, unless that day is not a Business Day, in which case, as of the next succeeding Business Day.

3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of CMTG and the Investor. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.8 No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Failure on the part of any party to challenge any act of any other party hereto or to declare such other party in violation or breach of this Agreement, irrespective of how long that failure continues, shall not constitute a waiver by such party of its rights with respect to such violation or breach. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

3.9 Severability. In the event that any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, such provision shall be deemed modified to the minimum extent necessary so that such provision, as so modified, shall no longer be held to be invalid or unenforceable. Any such modification, invalidity or unenforceability shall be strictly limited both to such provision and to such jurisdiction, and in each case to no other. Furthermore, in the event of any such modification, invalidity or unenforceability, this Agreement shall be interpreted so as to achieve the intent expressed herein to the greatest extent possible in the jurisdiction in question and otherwise as set forth herein.

3.10 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.11 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CLAROS MORTGAGE TRUST, INC.

By:	/s/ J. Michael McGillis
Name: J. Michael McGillis
Title: Authorized Signatory

CMTG INVESTOR, L.P., a Delaware limited partnership

By:	CMTG INVESTOR GP, LLC its general partner

By:	/s/ Matthew Kaplan
Name: Matthew Kaplan
Title: Managing Member

(Signature page to Amended and Restated Registration Rights Agreement)